UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2011

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 29, 2011, Ramco-Gershenson Properties, L.P. (the “Operating Partnership”), the majority-owned operating partnership of Ramco-Gershenson Properties Trust (the “Registrant”), entered into a Second Amended and Restated Unsecured Master Loan Agreement which amends the Company’s existing loan agreement by providing for a new $250 million unsecured credit facility (the “Unsecured Credit Facility”) with the Company’s bank group, led by KeyBank Capital Markets.  The facility replaces its prior $150 million secured line.  The new facility is comprised of a three-year $175 million revolving line of credit that matures on April 29, 2014 and a four-year $75 million term loan that matures on April 29, 2015. Subject to customary conditions, both the revolving line of credit and the term loan can be extended for one year at the Company’s option.  Borrowings under the facility are priced at LIBOR plus 200 to 275 basis points depending on the Company’s leverage ratio.  The net proceeds from the new credit facility were used to repay the prior line.  As of April 29, 2011, the Company had borrowed $10.6 million and $75.0 million on the new unsecured line and term loan, respectively.

In addition, the Unsecured Credit Facility contains customary covenants, including financial covenants regarding debt levels, total liabilities, interest coverage, fixed charge coverage, unencumbered properties, permitted investments and others.  As of April 29, 2011, the Company was in compliance with the covenant terms.

The Amended Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)                      Exhibits.

10.1
Second Amended and Restated Unsecured Master Loan Agreement as of April 29, among Ramco-Gershenson Properties, L.P., as Borrower, Ramco-Gershenson Properties Trust, as a Guarantor, KeyBank National Association, as a Bank, the other banks which are party to this agreement, the other banks which may become parties to this agreement, KeyBank National Association, as Agent, KeyBanc Capital Markets, as Sole Lead Manager and Arranger, JP Morgan Chase, N.A.and Bank of America, N.A. as Co-Syndication Agents, and Deutsche Bank Securities, Inc., as Documentation Agent.

10.2
Second Amended and Restated Unconditional Guaranty of Payment and Performance, dated as of April 29, 2011, by Ramco-Gershenson Properties Trust, as Guarantor, in favor of KeyBank National Association and certain other lenders.

99.1	Press release dated May 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date: May 5, 2011	By:	/s/ Gregory R. Andrews
Gregory R. Andrews
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1
Second Amended and Restated Unsecured Master Loan Agreement as of April 29, among Ramco-Gershenson Properties, L.P., as Borrower, Ramco-Gershenson Properties Trust, as a Guarantor, KeyBank National Association, as a Bank, the other banks which are party to this agreement, the other banks which may become parties to this agreement, KeyBank National Association, as Agent, KeyBanc Capital Markets, as Sole Lead Manager and Arranger, JP Morgan Chase, N.A.and Bank of America, N.A. as Co-Syndication Agents, and Deutsche Bank Securities, Inc., as Documentation Agent.

10.2
Second Amended and Restated Unconditional Guaranty of Payment and Performance, dated as of April 29, 2011, by Ramco-Gershenson Properties Trust, as Guarantor, in favor of KeyBank National Association and certain other lenders.

99.1	Press release dated May 3, 2011